UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

AMENDMENT No 1
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 6, 2011

SPECTRUM GROUP INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer Identification no.)

18061 Fitch Irvine, CA 92614 (Address of Principal Executive Offices) (Zip Code)

(949) 955-1250
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 3, 2011, Bowers & Merena Auctions, LLC (B&M”), a Delaware limited liability company and a wholly owned subsidiary of Spectrum Group International, Inc. (“SGI”), entered into two separate Contribution and Assumption Agreements (collectively, the “Contribution Agreements”) with Stack's-Bowers Numismatics, LLC, a Delaware limited liability company (“LLC”), and Stack's, LLC, a Delaware limited liability company (“Stack's”). Under the terms of the Contribution Agreements, B&M contributed substantially all of its operating assets (excluding inventory, accounts receivable and other specified assets) plus cash in the amount of $3,760,000 to the LLC in exchange for a 51% membership interest in the LLC, and Stack's contributed substantially all of its operating assets (excluding inventory, accounts receivable and other specified assets) to the LLC plus $490,000 in cash in exchange for a 49% membership interest in the LLC. and cash in the amount of $3,250,000. Both B&M and Stack's are engaged in the business of selling retail coins, paper money and other numismatic collectibles and the business of conducting auctions of coins, paper money and other numismatic collectibles.

SGI accounted for the above transaction as an acquisition of Stack's assets in accordance with Accounting Standard Codification (“ASC”) 805 - Business Combinations and consolidates the operations of the LLC for financial reporting purposes.

This Amendment No. 1 amends the Current Report on Form 8-K (the "January 8-K") of SGI filed with the Securities and Exchange Commission on January 12, 2011 related to the above transaction, to include the financial statements required by Items 9.01(a) and 9.01(b) of Form 8-K. The information previously reported in the January 8-K is hereby incorporated by reference into this Form 8-K/A.

Item 9.01.    Financial Statements and Exhibits.

(a)	Financial statements of the business acquired

Audited annual financial statements of Stack's, LLC:

•Independent Auditors' Report

•	Balance Sheets as of December 31, 2010 and 2009

•	Statements of Operations for the years ended December 31, 2010 and 2009

•	Statements of Members' (Deficit) Equity for the years ended December 31, 2010 and 2009

•	Statements of Cash Flows for the years ended December 31, 2010 and 2009

•	Notes to the Financial Statements

(b)	Pro forma financial information

Unaudited Pro Forma Combined Financial Information of SGI and Stack's:

•	Unaudited Pro Forma Combined Balance Sheet as of December 31, 2010

•	Unaudited Pro Forma Combined Statement of Operations for six months ended December 31, 2010 and twelve months ended June 30, 2010

•	Notes to Unaudited Pro Forma Combined Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 21, 2011	SPECTRUM GROUP INTERNATIONAL, INC.
		By:	/s/ Paul Soth
			Name:	Paul Soth
			Title:	Chief Financial Officer

9.01(a) Financial Statements of Business Acquired

Independent Auditors' Report

The Board of Directors and Members Stack's, LLC:

We have audited the accompanying balance sheets of Stack's, LLC as of December 31, 2010 and 2009, and the related statements of operations, members' (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stack's, LLC as of December 31, 2010 and 2009, and the results of its operations its and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

March 8, 2011

STACK'S, LLC
Balance Sheets
December 31, 2010 and 2009

	2010	2009
Assets
Cash assets:
Cash	$425,480	$424,283
Accounts receivable and consignor advance, net of allowances for doubtful accounts of $77,215 and $141,592 at December 31, 2010 and 2009, respectively	2,201,539	2,869,048
Inventory, net	3,577,717	5,413,132
Prepaid expenses and other current assets	395,232	335,858
Total current assets	6,599,968	9,042,321

Property and equipment, net	1,661,778	1,772,758
Other assets	404,853	337,523
Total assets	$8,666,599	$11,152,602

Liabilities and Members' Deficit
Current liabilities:
Current portion of long-term debt	$495,775	$5,023,809
Accounts and consignor payables	335,677	1,421,789
Accrued expenses	292,199	456,801
Total current liabilities	1,123,651	6,902,399
Long-term debt	11,949,914	6,521,622
Total liabilities	13,073,565	13,424,021
Members' deficit	(4,406,966)	(2,271,419)
Total liabilities and members' deficit	$8,666,599	$11,152,602

See accompanying notes to the financial statements

STACK'S, LLC
Statements of Operations
Years ended December 31, 2010 and 2009

	2010	2009

Revenues:
Product sales, net of returns and allowances	$26,604,624	$34,443,365
Auction-related services	5,173,166	5,619,796
Total revenues	31,777,790	42,063,161
Cost of revenues	25,263,583	38,428,686
Gross profit	6,514,207	3,634,475

Operating expenses:
Salaries and benefits	3,176,920	4,351,468
Selling costs	2,363,977	2,769,071
Travel costs	306,109	443,883
General and administrative costs	2,428,837	2,653,747
Goodwill and intangibles impairment	—	2,256,747
Total operating expenses	8,275,843	12,474,916
Loss from operations	(1,761,636)	(8,840,441)
Other income and expense:
Interest expense	(539,457)	(548,845)
Interest income	165,546	264,837
Net loss	$(2,135,547)	$(9,124,449)

See accompanying notes to the financial statements

STACK'S, LLC
Statements of Members' (Deficit) Equity
Years ended December 31, 2010 and 2009

	Member units
	Number of units (1,000,000 authorized)	Par Value ($1.00)	Additional paid-in capital	Members' deficit	Total members' (deficit) equity
Balance at December 31, 2008	100,000	$100,000	$7,670,000	$(632,975)	$7,137,025
Dividend paid	—	—	(283,995)	—	(283,995)
Net loss	—	—	—	(9,124,449)	(9,124,449)
Balance at December 31, 2009	100,000	100,000	7,386,005	(9,757,424)	(2,271,419)
Net loss	—	—	—	(2,135,547)	(2,135,547)
Balance at December 31, 2010	100,000	$100,000	$7,386,005	$(11,892,971)	$(4,406,966)

See accompanying notes to financial statements

STACK'S, LLC
Statements of Cash Flows
Years ended December 31, 2010 and 2009

	2010	2009

Cash flows from operating activities
Net loss	$(2,135,547)	$(9,124,449)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	277,037	250,350
Goodwill and intangibles impairment	—	2,256,747
Provision for doubtful accounts receivable	86,260	35,827
Provision for inventory markdown	460,491	3,248,000
Changes in operating assets and liabilities:
Accounts receivable	581,249	2,271,492
Inventories	1,374,924	6,242,857
Prepaid expenses and other current assets	(59,374)	(27,737)
Others assets	(67,330)	(27,380)
Accounts and consignor payable	(1,086,112)	(5,724,912)
Accrued expenses	(164,602)	(188,662)
Net cash used in operating activities	(733,004)	(787,867)

Cash flows from investing activity:
Purchases of property and equipment	(166,057)	(195,869)
Net cash used in investing activity	(166,057)	(195,869)

Cash flows from financing activities:
Net proceeds from debt	900,258	819,314
Dividends paid	—	(283,995)
Net cash provided by financing activities	900,258	535,319
Net increase (decrease) in cash	1,197	(448,417)
Cash, beginning of year	424,283	872,700
Cash, end of year	$425,480	$424,283

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$508,387	$587,765

See accompanying notes to financial statements

STACK'S, LLC
Notes to Financial Statements December 31, 2010 and 2009

(1) Summary of Significant Accounting Policies

(a)	Description of Business

Stack's, LLC (the Company) is an auctioneer and merchant/dealer of numismatic and mineral collectibles serving both collectors and dealers.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets; allowances for doubtful accounts and sales returns; and the valuation of fixed assets, and inventory. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

(c) Revenue Recognition

The Company recognizes sales revenue from product sales when the customer has received the product, takes ownership, and assumes risk of loss, collection of the relevant receivable is reasonably assured, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable. The Company recognizes revenue from auction-related services when the service is rendered. Any payment made by customers in advance of the service being performed is deferred and recognized upon completion of the auction. Accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on accounts receivable are included in net cash used in operating activities in the statements of cash flows.

(d) Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

(e) Inventories

Inventories are stated at the lower of cost or management's estimate of net realizable value under the specific identification method. The Company periodically reviews inventory to determine whether inventory has declined in value based upon market conditions and incurs a charge to operations for such declines.

(f) Property and Equipment

Property and equipment are stated at cost. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on the straight-line method over the shorter of the lease term or their estimated useful lives.

(g) Goodwill and Other Intangible Assets

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in a purchase business combination. Goodwill and intangible assets acquired in purchase business combinations and determined to have indefinite useful lives are not amortized, but instead are tested for impairment at least annually. The goodwill impairment test is a two step test. Under the first step, the fair value of the reporting unit is compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the enterprise must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit's goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill. Fair value of the reporting unit is determined using a discounted cash flow analysis. If the fair value of the reporting unit exceeds its carrying value, step two does not need to be performed.

The Company performs its annual impairment review of goodwill at December 31, and when a triggering event occurs between annual impairment tests. Due to recessionary economic conditions and the decline in consumer discretionary spending and the market value of collectibles, the Company considered these impairment indicators and determined that the carrying value of the reporting unit exceeded the fair value, indicating that goodwill and intangible assets were impaired. An impairment loss of $2,256,747 was recorded in 2009.

(h) Long-Lived Assets

Long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that carrying amount of an asset may not be recoverable.

The Company continually evaluates whether events and circumstances have occurred that indicate that the remaining balance of long-lived assets to be held and used in operations of the Company may be impaired and not be recoverable. The Company had no impairment charges on long-lived assets for the years ended December 31, 2010 and 2009.

(i) Income Taxes

The Company has elected to be treated as a limited liability company under the Internal Revenue Code. No provision for federal or state income taxes has been recorded in the accompanying financial statements as the Company's income or loss and other tax attributes for federal and state income tax purposes is passed on to its members.

(j) Advertising

The Company expenses advertising costs primarily related to the production and issuance of catalogs and advertising in trade publications as incurred. The Company incurred advertising expense of approximately $896,240 and $1,107,396 during 2010 and 2009, respectively, included in selling costs.

(k) Shipping and Handling

Shipping and handling costs represent costs associated with shipping the product to customers. The Company incurred shipping and handling costs of $184,000 and $202,000 during 2010 and 2009, respectively, included in selling expense.

(2) Liquidity

Due to recessionary economic conditions and the impact it has on consumer discretionary spending and the market value of collectibles, the Company incurred losses in 2009 and 2010 and has negative cash flows from operations. In June 2009, the Company implemented a plan to reduce inventory levels, permanently eliminate certain positions, and reduce other operating expenses. In connection with the plan, during 2009 the Company recorded an inventory valuation adjustment of $3,248,000, included in cost of sales, to reflect management's estimate of expected selling price, less cost of disposal of excess inventories identified. Additionally, in 2009 the Company incurred severance costs of approximately $227,000 which are recorded in salaries and benefits expense on the statements of operations.

In January 2011, the Company contributed substantially all of its operating assets (excluding inventory, accounts receivable and other specified assets) plus $490,000 in cash to Stack's-Bowers Numismatics, LLC (SBN) in exchange for $3,250,000 and a 49% membership interest in SBN.

Management believes that the Company has sufficient liquidity to meet its obligations through at least January 1, 2012.

(3) Inventories

Inventories by product consist of the following as of December 31, 2010 and 2009:

	2010	2009
Coins	$3,767,524	$5,851,473
Minerals	528,971	528,971
Other numismatic collectibles	157,392	175,550
	4,453,887	6,555,994
Less reserves	(876,170)	(1,142,862)
Inventory, net	$3,577,717	$5,413,132

(4) Property and Equipment

Property and equipment consist of the following as of December 31, 2010 and 2009:

	Useful lives	2010	2009
Equipment	3-7 years	$1,224,065	$809,610
Leasehold improvements	Shorter of useful life or lease term	1,228,555	1,219,843
Furniture and fixture	7 years	343,143	343,143
Vehicles	5 years	9,249	9,249
Construction in progress		37,052	294,162
		2,842,064	2,676,007
Less accumulated depreciation		(1,180,286)	(903,249)
Property and equipment, net		$1,661,778	$1,772,758

(5) Long-Term Debt

The Company maintains the following credit facilities with affiliates:

1.	$9,000,000 revolving credit facility for the purchase of inventory expiring on September 30, 2010. This loan was repaid in April 2010.

2.	$2,000,000 revolving credit facility for the purchase of auction inventory expiring on January 31, 2011.

3.
Line of credit facility expiring on January 31, 2013. Maximum borrowings under the facility of $12,000,000 through January 31, 2011 decreased to $11,000,000 in February 2011 and decrease to $8,000,000 March 2011 and thereafter.

These credit agreements are collateralized by the assets of the Company. Interest on borrowings under the line of credit is at a rate of prime plus 2.00% (5.25% at December 31, 2010 and 2009). The Company's debt agreements contain certain restrictive covenants that, among other matters, restrict the ability of the Company to incur additional indebtedness, enter into guarantees, enter into affiliate transactions, engage in mergers or acquisitions, and make investments.

A summary of debt as of December 31, 2010 and 2009 is as follows:

	2010	2009
Inventory credit facility	$—	$5,023,809
Auction advance credit facility	495,775	—
Line of credit	11,949,914	6,521,622
Total debt	12,445,689	11,545,431
Less current portion of long-term debt	495,775	5,023,809
Long-term debt, less current portion	$11,949,914	$6,521,622

Interest expense for 2010 and 2009 was $539,457 and $548,845, respectively.

(6) Members' Deficit

During 2009, the Company distributed capital of $283,995 to its members equal to their estimated tax liability for the year.

(7) Commitments and Contingencies

(a)	Leases

The Company leases office space under non-cancelable operating leases with third parties and related parties expiring on various dates through 2016. Future minimum lease payments under non-cancelable leases as of December 31, 2010 are as follows:

Total
2011	$601,883
2012	549,622
2013	558,666
2014	568,626
2015	556,231
Thereafter	385,015
Total	$3,220,043

Rent expense was approximately $687,000 and $774,000 during 2010 and 2009, respectively.

(b) Legal Matters

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations, or liquidity.

(8) Related-Party Transactions

The Company regularly conducts business with affiliates related through common control. Transactions with affiliates consisted of the following for the years ended December 31, 2010 and 2009:

	2010	2009
Revenue and other income earned:
Product sales	$800,084	$3,814,457
Auction-related services	34,967	148,187
Expenses incurred:
Management fees	109,200	109,200
Rent	65,504	66,070
Interest	539,457	548,845
Balance sheet data at end of year
Accounts receivables, net of reserve	176,023	79,163
Accounts payable	16,883	500,760
Current portion of long-term debt	495,775	5,023,809
Long-term debt	$11,949,914	$6,521,622

(9) Retirement Plan

The Company maintains a 401(k) plan under which eligible employees may contribute up to 15% of their earnings subject to certain limitations. Employees age 21 or over are eligible to participate in the plan after one year of service. At the Company's discretion, the Company matches 50% of employee contributions up to 6% of the employee's salary and may make other contributions to the plan. In 2010 and 2009, the Company expensed approximately $46,000 and $36,000, respectively, for its contribution to the plan.

(10) Subsequent Events

We have evaluated subsequent events through March 8, 2011, which is the date that these financial statements were issued noting the following:

In January 2011, the Company contributed substantially all of its operating assets (excluding inventory, accounts receivable and other specified assets) plus $490,000 in cash to Stack's-Bowers Numismatics, LLC (SBN) in exchange for $3,250,000 and a 49% membership interest in SBN. The cash was used to pay down the Company's line of credit facility (note 5).

9.01(b) Pro Forma Financial Information

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma combined financial statements have been prepared to give effect to the combination of Spectrum Group International, Inc. (“SGI”) and Stack's, LLC (“Stack's”). The unaudited pro forma combined financial statements were prepared using the historical consolidated financial statements of SGI and Stack's. Please note that the unaudited pro forma combined financial statement should be read in conjunction with the audited historical financial statement of SGI and Stack's, respectively. This information can be found in SGI's Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and Quarterly Reports on Form 10-Q for the six months ended December 31, 2010 and in Item 9.01 of this Current Report on form 8K/A.
The unaudited pro forma combined balance sheet as of December 31, 2010 combines the unaudited consolidated balance sheet of SGI as of December 31, 2010 and the audited balance sheet of Stack's as of December 31, 2010 and gives effect to the acquisition as if the acquisition occurred on December 31, 2010.
The unaudited pro forma combined statements of operations for the six months ended December 31, 2010 and the year ended June 30, 2010 combines the six months and twelve months of SGI and Stack's results of operations to give the effect as if the acquisition occurred on the first day of the earliest period presented, July 1, 2009.

PLEASE BE ADVISED THAT THE ACCOMPANYING UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS HAVE BEEN PREPARED FOR ILLUSTRATIVE PURPOSES ONLY AND DO NOT PURPORT TO BE INDICATIVE OF THE ACTUAL RESULTS THAT WOULD HAVE BEEN ACHIEVED BY THE COMBINED COMPANY FOR THE PERIODS PRESENTED OR THAT WILL BE ACHIEVED BY THE COMBINED COMPANY IN THE FUTURE.

Item 9.01(b)
Spectrum Group International and Stack's, LLC
Pro Forma Combined Balance Sheet
As of December 31, 2010
(Unaudited)

In thousands	(1) Historical Spectrum Group International	Historical Stack's, LLC	Historical Stack's LLC Assets not Purchased and Liabilities not Assumed	(2) Stack's, LLC Assets Purchased	(3) Pro Forma Adjustments		(1)+(2)+(3) Pro Forma Combined
Assets
Cash assets:
Cash and cash equivalents	$38,073	$425	$(425)	$—	$(2,760)	(a)	$35,313
Short-term investments and marketable securities	1,988	—	—	—	—		1,988
Receivables and secured loans, net - trading operations	68,459	—	—	—	—		68,459
Accounts receivables and consignor advances, net - collectibles operations	11,725	2,202	(2,202)	—	—		11,725
Inventory, net	169,926	3,578	(3,578)	—	—		169,926
Prepaid expenses and other assets	2,479	395	—	395	—		2,874
Total current assets	292,650	6,600	(6,205)	395	(2,760)		290,285

Property and equipment, net	2,310	1,662	—	1,662	—		3,972
Goodwill	5,940	—	—	—	951	(b)	6,891
Other purchased intangibles, net	5,687	—	—	—	3,161	(b)	8,848
Other assets	390	405	(120)	285	(82)	(b)	593
Income Tax receivables	4,738	—	—	—	—		4,738
Deferred tax assets	380	—	—	—	—		380
Total assets	$312,095	$8,667	$(6,325)	$2,342	$1,270		$315,707

Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable, customer deposits and consignor payable	$73,149	$336	$(336)	$—	$—		$73,149
Liability on borrowed metals	10,118	—	—	—	—		10,118
Accrued expenses and other current liabilities	10,087	788	(788)	—	—		10,087
Income tax payable	441	—	—	—	—		441
Line of credit	114,000	—	—	—	—		114,000
Deferred tax liability	934	—	—	—	—		934
Total current liabilities	208,729	1,124	(1,124)	—	—		208,729

Deferred and other long term tax liabilities	8,451	—	—	—	—		8,451
Other long term liabilities	302	11,950	(11,950)	—	—		302
Total liabilities	217,482	13,074	(13,074)	—	—		217,482

Commitments, contingencies and subsequent events
Stockholders' equity:
Spectrum Group International Preferred
stock, $0.1 par value, authorized 10, 000 shares; issued and outstanding: none	—	—	—	—	—		—
Spectrum Group International Common
stock, $.01 par value, authorized 40,000 shares; issued and outstanding: 32,439 aat December 31, 2010	324	—	—	—	—		324
Additional paid-in capital	241,716	—	2,342	2,342	(2,718)	(c)	241,340
Accumulated other comprehensive income	6,515	—	—	—	—		6,515
Accumulated deficit	(161,754)	(4,407)	4,407	—	—		(161,754)
Total Spectrum Group International, Inc. stockholders' equity	86,801	(4,407)	6,749	2,342	(2,718)		86,425
Non-controlling interest	7,812	—	—	—	3,988	(d)	11,800
Total stockholders' equity	94,613	(4,407)	6,749	2,342	1,270		98,225
Total liabilities and stockholders' equity	$312,095	$8,667	$(6,325)	$2,342	$1,270		$315,707

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the pro forma above.

Spectrum Group International and Stack's, LLC
Pro Forma Combined Statement of Operations
For the Six Months Ended December 31, 2010
(Unaudited)

In thousands	(1) Spectrum Group International	(2) Stack's, LLC	(3) Pro Forma Adjustments		(1)+(2)+(3) Pro Forma Combined

Revenues:
Sales of precious metals	$3,106,167	$—	$—		$3,106,167
Collectibles revenue:
Sales of inventory	88,799	12,251	—		101,050
Auction services	11,734	2,370	—		14,104
Total revenue	3,206,700	14,621	—		3,221,321
Cost of sales:
Cost of precious metals sold	3,096,220	—	—		3,096,220
Cost of collectibles sold	83,340	11,908	—		95,248
Auction services expenses	2,213	—	—		2,213
Total cost of sales	3,181,773	11,908	—		3,193,681
Gross profit	24,927	2,713	—		27,640
Operating expenses:
General and administrative	10,725	1,201	—		11,926
Salaries and wages	11,141	1,562	—		12,703
Selling costs	—	1,298	—		1,298
Travel costs	—	139	—		139
Depreciation and amortization	1,051	—	60	(e)	1,111
Total operating expenses	22,917	4,200	60		27,177
Operating income (loss)	2,010	(1,487)	(60)		463
Interest and other income (expense):
Interest income	4,082	89	—		4,171
Interest expense	(1,912)	(281)	281	(f)	(1,912)
Other income (expense), net	(451)	—	—		(451)
Unrealized gain (loss) on foreign exchange	(2,076)	—	—		(2,076)
Total interest and other income (expense)	(357)	(192)	281		(268)
Income/(loss) before provision (benefit) for income taxes	1,653	(1,679)	221		195
Income taxes provision (benefit)	270	—	—		270
Net income/(loss)	1,383	(1,679)	221		(75)
Less: Net (income)/loss attributable to the non-controlling interests	(787)	—	324	(g)	(463)
Net (income)/loss attributable to Spectrum Group International, Inc.	$596	$(1,679)	$545		$(538)

Earnings/(Loss) per shares attributable to Spectrum Group International, Inc.
Basic	$0.02	$—	$—		$(0.02)
Diluted	$0.02	$—	$—		$(0.02)

Weighted average shares outstanding
Basic	32,394	—	—		32,394
Diluted	32,906	—	(512)	(j)	32,394

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the pro forma above.

Spectrum Group International and Stack's, LLC
Pro Forma Combined Statement of Operations
For the Twelve Months Ended June 30, 2010
(Unaudited)

In thousands	(1) Spectrum Group International	(2) Stack's, LLC	(3) Pro Forma Adjustments		(1)+(2)+(3) Pro Forma Combined

Revenues:
Sales of precious metals	$5,834,712	$—	$—		$5,834,712
Collectibles revenue:
Sales of inventory	154,943	33,668	—		188,611
Auction services	22,783	5,142	—		27,925
Total revenue	6,012,438	38,810	—		6,051,248
Cost of sales:
Cost of precious metals sold	5,814,456	—	—		5,814,456
Cost of collectibles sold	144,143	32,013	—		176,156
Auction services expenses	—	—	—		—
Total cost of sales	5,958,599	32,013	—		5,990,612
Gross profit	53,839	6,797			60,636
Operating expenses:
General and administrative	28,982	2,533	—		31,515
Salaries and wages	26,467	3,344	—		29,811
Selling costs	—	2,113	—		2,113
Travel costs	—	313	—		313
Depreciation and amortization	1,699	—	120	(e)	1,819
Goodwill and intangible asset impairment	2,271	2,257	—		4,528
Legal settlement	2,697	—	—		2,697
Total operating expenses	62,116	10,560	120		72,796
Operating income (loss)	(8,277)	(3,763)	(120)		(12,160)
Interest and other income (expense):
Interest income	6,390	203	—		6,593
Interest expense	(2,267)	(486)	486	(f)	(2,267)
Other income (expense), net	648	—	—		648
Unrealized gain (loss) on foreign exchange	3,304	—	—		3,304
Total interest and other income (expense)	8,075	(283)	486		8,278
Loss before provision (benefit) for income taxes	(202)	(4,045)	366		(3,881)
Income taxes provision (benefit)	640	—	—	(i)	640
Net income/(loss)	438	(4,045)	366		(3,241)
Less: Net (income)/loss attributable to the non-controlling interests	(1,490)	—	2,670	(h)	1,180
Net income/(loss) attributable to Spectrum Group International, Inc.	$(1,052)	$(4,045)	$3,036		$(2,061)

Earnings/(Loss) per shares attributable to Spectrum Group International, Inc.
Basic	$(0.03)	$—	$—		$(0.06)
Diluted	$(0.03)	$—	$—		$(0.06)

Weighted average shares outstanding
Basic	31,939	—	—		31,939
Diluted	31,939	—	—		31,939

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the pro forma adjustments above.

Spectrum Group International and Stack's LLC
Notes to Pro Forma Combined Financial Statements
(Dollars in thousands)

(Unaudited)

Note 1 - Basis of Presentation

On January 3, 2011, Bowers & Merena Auctions, LLC (“B&M”), a Delaware limited liability company and a wholly owned subsidiary of Spectrum Group International, Inc. (“SGI”), entered into two separate Contribution and Assumption Agreements (collectively, the “Contribution Agreements”) with Stack's-Bowers Numismatics, LLC, a Delaware limited liability company (“LLC”), and Stack's, LLC, a Delaware limited liability company (“Stack's”). Under the terms of the Contribution Agreements, B&M contributed substantially all of its operating assets (excluding inventory, accounts receivable and other specified assets) plus cash in the amount of $3,760,000 to the LLC in exchange for a 51% membership interest in the LLC, and Stack's contributed substantially all of its operating assets (excluding inventory, accounts receivable and other specified assets) to the LLC plus $490,000 in cash in exchange for a 49% membership interest in the LLC and cash in the amount of $3,250,000. Both B&M and Stack's are engaged in the business of selling at retail coins, paper money and other numismatic collectibles and the business of conducting auctions of coins, paper money and other numismatic collectibles.

SGI accounted for the above transaction as an acquisition of Stack's assets in accordance with Accounting Standard Codification (“ASC”) 805 - Business Combinations and consolidates the operations of the LLC for financial reporting purposes. Of the $3,760,000 in cash contributed to LLC by B&M, $3,250,000 represents the cash paid to Stack's by B&M, for the purchase of B&M's 51% interest in the net assets contributed by Stack's to LLC. In addition, $1,000,000 of cash was contributed to LCC, of which B&M contributed $510,000 and Stack's contributed $490,000.

The unaudited pro forma combined financial statements have been prepared to give effect to the combination of SGI and Stack's using the historical consolidated financial statements of SGI and Stack's. Please note that the unaudited pro forma combined financial statement should be read in conjunction with the audited historical financial statement of SGI and Stack's, respectively. This information can be found in SGI's Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and Quarterly Reports on Form 10-Q for the six months ended December 31, 2010 and in Item 9.01 of this Current Report on form 8K/A.
The unaudited pro forma combined balance sheet as of December 31, 2010 combines the unaudited consolidated balance sheet of SGI as of December 31, 2010 and the audited balance sheet of Stack's as of December 31, 2010 and gives effect to the acquisition as if the acquisition occurred on December 31, 2010.
The unaudited pro forma combined statement of operations for the six months ended December 31, 2010 combines the six months results of operations of SGI and Stack's to give the effect as if the acquisition occurred the first day of the period on July 1, 2009. The unaudited pro forma combined statement of operations for the twelve months fiscal year ended June 30, 2010 combines the audited consolidated statement of operations of SGI for the twelve months fiscal year ended June 30, 2010 with the unaudited statement of operations of Stack's twelve months ended June 30, 2010 to give the effect as if the acquisition occurred the first day of the period on July 1, 2009.

The allocation of the purchase price has not yet been finalized. The management team of SGI will finalize the allocation upon completion of its valuation of the fair value of the tangible and intangible assets contributed to LLC by Stack's.

PLEASE BE ADVISED THAT THE ACCOMPANYING UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS HAVE BEEN PREPARED FOR ILLUSTRATIVE PURPOSES ONLY AND DO NOT PURPORT TO BE INDICATIVE OF THE ACTUAL RESULTS THAT WOULD HAVE BEEN ACHIEVED BY THE COMBINED COMPANY FOR THE PERIODS PRESENTED OR THAT WILL BE ACHIEVED BY THE COMBINED COMPANY IN THE FUTURE.

Note 2 - Unaudited Pro Forma Adjustments

(a)
Represents the cash paid to Stack's by the LLC of $3,250,000 representing the purchase of B&M's 51% interest in the net assets contributed by Stack's to LLC, as reduced by Stack's 49% interest in $1,000,000 of cash contributed to LCC, of which B&M contributed $510,000 and Stack's contributed $490,000.

(b)	The following table includes the allocation of the purchase price as of December 31, 2010 in accordance with ASC 805, “Business Combinations”:

in thousands
Fair value of net assets contributed to LLC by Stack's	$6,373
Net book value of the net assets contributed LLC by Stack's	2,342
Excess of fair value over the net book value of net assets	$4,031

Pro forma adjustments:
Adjust tangible assets to fair value	$(82)

Record identifiable assets
Customer relationship	1,690
Trade name - indefinite life	1,439
Favorable lease asset	32
Total fair value of identified intangibles	3,161

Record goodwill	951

Total Pro forma Adjustment	$4,031

(c)
Represents the removal of the additional paid in capital related to the historical cost basis of the net assets contributed by Stack's to LCC of $2,342,000 plus the reduction to SGI's additional paid in capital relating to Stack's 49% interest in the historical cost basis of the net assets contributed to LLC by B&M of $376,000.

(d)Represents the recordation of Stack's 49% non-controlling interest in the net assets of LLC as follows:

in thousands
Stack's 49% non-controlling interest in the fair value of the net assets it contributed to LLC (49% of $6,373)	$3,122
Stack's 49% non-controlling interest in the historical cost basis of the net assets contributed to LLC by B&M (49% of $768*)	376
Stack's 49% non-controlling interest in the $1,000,000 of cash contributed to LLC	490
Stack's 49% non-controlling interest in the net assets of LLC	$3,988

* B&M contributed net assets with a historical cost basis of $768,000 to LLC. Such assets are retained at their historical cost basis, as SGI will consolidate LLC and it controlled such assets before and after the transaction.

Unaudited Pro Forma Combined Statements of Operations

(e)
Represents the recordation of the amortization related to the intangible assets recorded as a result of the acquisition, utilizing a 15 year life for customer relationships and a 5.75 year life for the intangible relating to favorable lease terms.

(f)
Represents the removal of the historical interest expense related to the debt of Stack's as the debt was not contributed to LLC by Stack's in the acquisition and SGI did not incur additional debt as a result of the acquisition.

(g)	Represents Stack's 49% non controlling interest in the six months pro forma results of operations of LLC, calculated as follows:

in thousands	(Income)/loss
Stack's 49% non-controlling interest in the historical results of operations of the Stack's business contributed to the LLC (49% in loss of $1,679)	$823
Stack's 49% non-controlling interest in the historical operation of BM contributed to the LLC (49% in income of $797)	(391)
Stack's 49% non-controlling interest in the pro forma adjustments relating to Stack's historical operation contributed to the LLC (49% in income of $221)	(108)
Stack's 49% non-controlling interest in the pro forma operations of LLC	$324

(h)	Represents Stack's 49% non controlling interest in the twelve months pro forma results of operations of the LLC, calculated as follows:

in thousands	(Income)/loss
Stack's 49% non-controlling interest in the historical results of operations of the Stack's business contributed to the LLC (49% in loss of $4,045)	$1,982
Stack's 49% non-controlling interest in the historical operation of BM contributed to the LLC (49% in loss of of $1,771)	868
Stack's 49% non-controlling interest in the pro forma adjustments relating to Stack's historical operation contributed to the LLC (49% in income of $366)	(179)
Stack's 49% non-controlling interest in the pro forma operations of LLC	$2,670
.

(i)
A pro forma adjustment to provision for income taxes has not been provided as the benefit that would have been recorded by SGI relating to the historical operations of Stack's would have created a corresponding net deferred tax asset that would have been fully reserved for financial reporting purposes.

(j)
Shares have been reduced in the calculation of fully diluted earnings per share to those shares utilized in the calculation of basic earnings per share as the inclusion of such shares was anti-dilutive as, on a pro forma combined basis, SGI reflects a net loss.